UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2012

DIVERSIFIED RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-175183	98-0687026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10071 Park Meadows Dr
Suite 302
Lone Tree. Co 80124
(Address of principal executive offices, including zip code)

951-255-9100
(Registrant's telephone number, including area code)

37 Mayfair Road SW,  Calgary,  Alberta,  Canada  T2V 1Y8
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

On July 25, 2012,  Philip F. Grey acquired control of three million (3,000,000) shares (the "Shares") of the Company's issued and outstanding common stock, representing 57% of the Company's total issued and outstanding common stock, from Mr. Gordon Smith in accordance with a stock purchase agreement by and between Mr. Grey and Mr. Smith.  Pursuant to the Stock Purchase Agreement, Mr. Grey paid an aggregate purchase price of Eighty Thousand dollars ($80,000) to Mr. Smith in exchange for the Shares.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 24, 2012, Gordon Smith resigned as the President, Treasurer, Chief Executive Officer, Chief Financial Officer and director of the Company.  On the same date, Gordon Cormie resigned as the Company's Secretary and Richard O'Hara resigned as the Company's director.  The above-mentioned resignations were not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  The positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Director were filled by Philip F. Grey.

Mr. Grey has been in the financial industry for more than 25 years specializing in private and public equity, futures and commodities, as well as the foreign exchange markets.  He has been involved in the field of private investment banking facilitating mergers and acquisitions for both private and public companies focusing on the Technology and Energy sectors.  For the past 2 years, he has been employed as a consultant by Share Agent, LLC.    From March 2008 to 2010, Mr. Grey was employed at Velocity Capital Advisors, a company he founded to act as an Introducing Brokerage firm for Futures, Commodities and Forex business.  Prior to 2008, Mr. Grey served as Vice President of Institutional Sales for Acuvest, Inc., a Futures and Commodities firm located in Southern California.

Mr. Grey is 58 years old.

Mr. Grey does not have any family relationship with any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.  In addition, there are no related transactions between Mr. Grey and the Company.

Item 8.01.  Other Matters.

Change of Address :  The Company has changed its address and telephone number.  The new address and telephone number are:  10071 Park Meadows Dr., Suite 302, Lone Tree, Co 80124, Ph: 951-255-9100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Resources, Inc.

Date: July 26, 2012

By:	/s/ Philip F. Grey
Philip F. Grey President